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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

Board of Directors and Stockholders
Reinsurance Group of America, Incorporated:

We consent to the incorporation by reference in Registration Statements Nos. 333-51777, 333-74104, 333-74104-01, 333-74104-02, 333-108200,
333-108200-01 and 333-108200-02 on Form S-3, Post-Effective Amendment No. 2 to Registration Statements Nos. 333-55304, 333-55304-01 and 333-55304-02 on
Form S-3, and Registration Statements Nos. 333-66405, 333-51621 and 333-27167 on Form S-8 of Reinsurance Group of America, Incorporated and subsidiaries (the "Company") of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for embedded derivatives in certain insurance products as required by new accounting guidance), appearing in this Annual Report on Form 10-K of Reinsurance Group of America, Incorporated and subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
March 9, 2004